Exhibit 21.1

                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION


Name of Subsidiary                                Jurisdiction of Incorporation

The American Crane Corporation                                  North Carolina
American Crane International B.V.                              The Netherlands
Amida Industries, Inc.                                          South Carolina
BCP Construction Products, Inc.                                       Delaware
Benford America, Inc.                                                 Delaware
Benford Limited                                                 United Kingdom
BL - Pegson (USA), Inc.                                            Connecticut
BL - Pegson Limited                                             United Kingdom
Brimont S.A.                                                            France
Brown Lenox & Co. Limited                                       United Kingdom
Bucyrus Construction Products, Inc.                                   Delaware
C.P.V. (UK) Ltd.                                                United Kingdom
C.P.V. Refurbishing Ltd.                                               Ireland
Cedarapids, Inc.                                                          Iowa
Cliffmere Limited                                               United Kingdom
CMP Limited                                                     United Kingdom
Coleman Engineering Inc.                                             Tennessee
Comet Coalification Limited                                     United Kingdom
Container Design Ltd.                                                  Ireland
Container Engineering Ireland Limited                                  Ireland
Containers & Pressure Vessels Limited                                  Ireland
Crookhall Coal Company Limited                                  United Kingdom
EarthKing, Inc.                                                       Delaware
Energy and Mineral Processing Limited                                 Scotland
Fermec International Ltd.                                       United Kingdom
Fermec Trustee Ltd.                                             United Kingdom
Fermec Holding Ltd.                                             United Kingdom
Fermec Manufacturing Ltd.                                       United Kingdom
Fermec S.A.                                                             France
Fermec North America Ltd.                                       United Kingdom
Finlay (Site Handlers) Limited                                      N. Ireland
Finlay Block Machinery Limited                                      N. Ireland
Finlay Hydrascreen USA, Inc.                                          Michigan
Finlay Hydrascreens (Omagh) Limited                                 N. Ireland
Finlay Plant (UK) Ltd.                                          United Kingdom
Foray 827 Limited                                               United Kingdom
Fyne Limited                                                    United Kingdom
Fyne Machineries Limited                                        United Kingdom
Gatewood Engineers Limited                                      United Kingdom
Gru Comedil S.p.A.                                                       Italy
Holland Lift International B.V.                                The Netherlands
IMACO Blackwood Hodge Group Limited                             United Kingdom
IMACO Blackwood Hodge Limited                                   United Kingdom
IMACO Trading Limited                                           United Kingdom
Industrial Conveyor's Sdn Bhd                                         Malaysia
International Machinery Company Limited                         United Kingdom
J.C. Abbott & Co. Ltd.                                          United Kingdom
Jaques (Singapore) Pte Ltd                                           Singapore

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Jaques (Thailand) Limited                                             Thailand
Jaques International Limited                                         Hong Kong
Jaques International Pty. Ltd.                                       Australia
Jaques International Sdn Bhd                                          Malaysia
John Finlay (Engineering) Limited                                   N. Ireland
Keir & Cawder (Engineering) Limited                                   Scotland
Koehring Cranes, Inc.                                                 Delaware
Kueken (UK) Ltd.                                                United Kingdom
Matbro (N.I.) Limited                                               N. Ireland
Moffett Engineering GmbH                                               Germany
Moffett Iberica S.A.                                                     Spain
New Terex Holdings UK Limited                                   United Kingdom
NGW Supplies Limited                                            United Kingdom
O & K Mining GmbH                                                      Germany
O & K Orenstein & Koppel (South Africa) Pty. Ltd.                 South Africa
O & K Orenstein & Koppel Limited                                United Kingdom
O & K Orenstein & Koppel, Inc.                                        Delaware
O & K Orenstein & Koppel, Inc.                                          Canada
Orenstein & Koppel Australia Pty Ltd.                                Australia
Payhauler Corp.                                                       Illinois
Pegson Group Limited                                            United Kingdom
Pegson Limited                                                  United Kingdom
Picadilly Maschinenhandels GmbH & Co. KG                               Germany
PiCo Real Estate, Inc.                                                Delaware
Powerscreen (G.B.) Limited                                      United Kingdom
Powerscreen Holdings USA, Inc.                                        Delaware
Powerscreen International (Canada) ULC                                  Canada
Powerscreen International (UK) Limited                          United Kingdom
Powerscreen International Distribution Limited                      N. Ireland
Powerscreen International LLC                                         Delaware
Powerscreen International plc                                   United Kingdom
Powerscreen Limited                                                    Ireland
Powerscreen Manufacturing Limited                                   N. Ireland
Powerscreen North America Inc.                                        Delaware
Powerscreen USA LLC                                                   Kentucky
Powerscreen USC, Inc.                                                 Delaware
Powersizer Limited                                              United Kingdom
PPM Cranes, Inc.                                                      Delaware
PPM Deutschland GmbH Terex Cranes                                      Germany
PPM Far East Ltd.                                                    Singapore
PPM S.A.S.                                                              France
         Brimont Engins (division)
Precision Powertrain (UK) Limited                               United Kingdom
Progressive Components, Inc.                                          Illinois
R&R Limited                                                     United Kingdom
Rhaeader Colliery Co. Limited                                   United Kingdom
Royer Industries, Inc.                                            Pennsylvania
Sempurna Enterprise (Malaysia) Sdn Bhd                                Malaysia
Simon-Tomen Engineering Co., Ltd.                                        Japan
Sim-Tech Management Limited                                          Hong Kong
Standard Havens Products, Inc.                                        Delaware
Standard Havens, Inc.                                                 Delaware
Sure Equipment (Sales) Limited                                  United Kingdom
Sure Equipment (Scotland) Limited                               United Kingdom

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Sure Equipment (Southern) Limited                               United Kingdom
Sure Equipment Group Limited                                    United Kingdom
Terex (Mining) Australia Pty. Ltd.                                   Australia
Terex Aerials Limited                                                  Ireland
Terex Aerials, Inc.                                                  Wisconsin
Terex Australia Pty. Ltd.                                            Australia
Terex Aviation Ground Equipment, Inc.                                 Delaware
Terex Bartell, Inc.                                                   Delaware
Terex Bartell, Ltd.                                                     Canada
Terex Cranes (Australia) Pty. Ltd.                                   Australia
Terex Cranes, Inc.                                                    Delaware
Terex Equipment Limited                                         United Kingdom
Terex Espana, S.l.                                                       Spain
Terex European Holdings B.V.                                   The Netherlands
Terex Finance, Inc.                                                   Delaware
Terex International Financial Services Co.                          N. Ireland
Terex Italia S.r.l.                                                      Italy
Terexlift S.r.l.                                                         Italy
Terex Lifting Australia Pty. Ltd.                                 South Africa
Terex Lifting U.K. Limited                                      United Kingdom
Terex Mining Equipment, Inc.                                          Delaware
Terex Netherlands Holdings B.V.                                The Netherlands
Terex of Western Michigan, Inc.                                       Michigan
Terex Peiner GmbH                                                      Germany
Terex Real Property, Inc.                                         Pennsylvania
Terex UK Limited                                                United Kingdom
Terex West Coast, Inc.                                            South Dakota
Terex-RO Corporation                                                    Kansas
Terex-Telelect, Inc.                                                  Delaware
Tower Cranes, Inc.                                                    New York
Unit Rig (Canada) Ltd.                                                  Canada
Unit Rig (South Africa) Pty. Ltd.                                 South Africa